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                                                                     EXHIBIT 5.1

                          [LATHAM & WATKINS LETTERHEAD]

                                 August 15, 2002

Interpore International, Inc.
181 Technology Drive
Irvine, California 92618-2402

                  Re:      Registration Statement on Form S-8

Gentlemen:

         In connection with the registration by Interpore International, Inc., a Delaware corporation (the "Company"), of 100,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), to be issued pursuant to the Stock Option Plan for Non-Employee Directors of the Company, as amended (the "Plan"), under the Securities Act of 1933, as amended, on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken or to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have examined such matters of fact and questions of law as we have deemed necessary or appropriate for purposes of this opinion. With your consent, we have relied upon certificates of an officer of the Company and others with respect to certain factual matters. We have not independently verified such factual matters.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and in reliance thereon, it is our opinion that upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable securities of the Company.

         We consent to your filing this opinion as an exhibit to the Registration Statement.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, as furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                Very truly yours,

                                /s/ LATHAM & WATKINS